EXHIBIT 99.1

Upexi Welcomes Jon Najarian to the Upexi Advisory Committee

Upexi’s third Advisory Committee member is an options legend and prominent media personality

TAMPA, Fla., October 23, 2025 (GLOBE NEWSWIRE) -- Upexi, Inc. (NASDAQ: UPXI), a brand owner specializing in the development, manufacturing, and distribution of consumer products with diversification into the cryptocurrency space, today announced the addition of Jon Najarian (Twitter: @jonnajarian) to the Upexi Advisory Committee, joining Arthur Hayes and S◎L Big Brain as founding Upexi Advisory Committee members.

Jon Najarian is a highly influential figure in the world of finance, renowned for his deep expertise in options trading and market strategy.  A former professional football player, Jon co-founded options trading firm Mercury Trading and later launched financial education company Market Rebellion, cementing his reputation as a market heavyweight across both professional and retail trading.  He is an inductee into the U.S. Options Industry Council Hall of Fame, having received the Lifetime Contribution Award in recognition of his enduring impact on the industry.  Beyond his trading acumen, Jon is a prominent media personality, frequently appearing on Fox Business, NewsMax, NewsNation, and other financial platforms, where his market analyses and actionable insights reach millions of investors.  With a combination of professional credibility, entrepreneurial success, and exceptional visibility, Jon has emerged as one of the most recognized and trusted voices for both institutional and retail traders navigating complex markets.

Allan Marshall, Upexi’s Chief Executive Officer, stated, “Jon is perhaps the most well-known and influential options trader of all time, and brings an ardent following and deep connectivity to both finance and media.  Moreover, Jon is a natural fit for Upexi’s culture of innovation, having built a career at the intersection of market expertise, technology, and media – driving the same kind of forward-thinking progress that defines Upexi.”

“I am delighted to join the Upexi Advisory Committee,” said Jon Najarian.  “In addition to being underpinned by a token ecosystem looking to revolutionize global finance in Solana, Upexi’s unmatched financial acumen, focus on maximizing shareholder value in a risk-prudent manner, and culture of innovation really resonated.  I look forward to telling the Upexi story to the world.”

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion.  In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases.  The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL.  Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products.  Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

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Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

(212) 896-1254

Upexi@KCSA.com

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